                                                                      EXHIBIT 20


                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: OCTOBER 2000


DISTRIBUTION DATE:
            11/20/00


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
STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                               Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                     Amounts
                                                                                                              ----------------------
      (i)       Principal Distribution
                ----------------------
                     Class A-1                                                                       $0.00           $0.000000
                     Class A-2                                                                       $0.00           $0.000000
                     Class A-3                                                              $31,242,906.04          $71.006605
                     Class A-4                                                                       $0.00           $0.000000
                     Class B Amount                                                                  $0.00           $0.000000

     (ii)       Interest Distribution
                ---------------------
                     Class A-1                                                                       $0.00           $0.000000
                     Class A-2                                                                       $0.00           $0.000000
                     Class A-3                                                               $1,308,769.00           $2.974475
                     Class A-4                                                               $1,051,830.00           $4.350000
                     Class B Amount                                                            $382,415.48           $4.683333

    (iii)       Monthly Servicing Fee                                                          $523,182.86
                ---------------------
                     Monthly Supplemental Servicing Fee                                              $0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                               $0.00
                Class A-1 Pool Factor (end of Collection Period)                                  0.000000%
                Class A-2 Principal Balance (end of Collection Period)                               $0.00
                Class A-2 Pool Factor (end of Collection Period)                                  0.000000%
                Class A-3 Principal Balance (end of Collection Period)                     $273,121,977.57
                Class A-3 Pool Factor (end of Collection Period)                                62.0731767%
                Class A-4 Principal Balance (end of Collection Period)                     $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                                100.000000%
                Class B Principal Balance (end of Collection Period)                        $81,654,551.40
                Class B Pool Factor (end of Collection Period)                                  100.000000%

      (v)       Pool Balance (end of Collection Period)                                    $596,576,528.97

     (vi)       Interest Carryover Shortfall
                ----------------------------
                     Class A-1                                                                       $0.00           $0.000000
                     Class A-2                                                                       $0.00           $0.000000
                     Class A-3                                                                       $0.00           $0.000000
                     Class A-4                                                                       $0.00           $0.000000
                     Class B                                                                         $0.00           $0.000000
                Principal Carryover Shortfall
                -----------------------------
                     Class A-1                                                                       $0.00           $0.000000
                     Class A-2                                                                       $0.00           $0.000000
                     Class A-3                                                                       $0.00           $0.000000
                     Class A-4                                                                       $0.00           $0.000000
                     Class B                                                                         $0.00           $0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                         $50,933,249.29
                     Class B Amount                                                                  $0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                                         or the Servicer                                    $31,920,177.17

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